Exhibit 10.13

NINTH AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

This Ninth Amendment to Loan and Security Agreement (the “Amendment”) is made and entered into as of March 29, 2018 by and between PACIFIC WESTERN BANK, a California state chartered bank (“Bank”), and LIQUIDIA TECHNOLOGIES, INC. (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of January 6, 2016 (as amended from time to time, the “Agreement”).  The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1)                                     Bank hereby agrees to refund to Borrower the principal amount of the Term Loans that Borrower paid to Bank during the months of February 2018 and March 2018.  Such refunded amounts, along with all other outstanding principal of the Term Loans, shall hereafter be due and payable as set forth in Section 2.1(b)(ii) and Section 2.1(d)(iii) below.

2)                                     Bank hereby waives Borrower’s violations of Section 6.2(a) and Section 6.2(x) of the Agreement for failing to deliver to Bank, on or before March 2, 2018, the financial reporting and Compliance Certificate required thereby for the month ending January 31, 2018.

3)                                     Bank hereby waives Borrower’s violation of Section 6.2(c) of the Agreement for failing to deliver to Bank, on or before February 28, 2018, Borrower’s Board-approved 2018 annual budget.

4)                                     Section 2.1(b)(ii) of the Agreement is hereby amended and restated, as follows:

(ii)                                Interest shall continue to accrue on the Tranche I Term Loan at the rate specified in Section 2.3(a), and, prior to the Tranche I Interest-Only End Date, shall be payable monthly on the 18th day of each month.  Any portion of the Tranche I Term Loan that is outstanding on the Tranche I Interest-Only End Date shall be payable in equal monthly installments of principal, plus all accrued interest, beginning on August 6, 2018, and continuing on the same day of each month thereafter through the Tranche I Term Loan Maturity Date, at which time all amounts due in connection with the Tranche I Term Loan shall be immediately due and payable.  The Tranche I Term Loan, once repaid, may not be reborrowed.  Borrower may prepay all or any portion of the Tranche I Term Loan without penalty or premium.

5)                                     Section 2.1(d)(iii) of the Agreement is hereby amended and restated, as follows:

(iii)                            Interest shall accrue from the date of each Tranche II Term Loan and Tranche III Term Loan at the rate specified in Section 2.3(a), and, prior to the Tranche II/Tranche III Interest-Only End Date, shall be payable monthly beginning on the 12th day of the month next following such Tranche II Term Loan or Tranche III Term Loan, and continuing on the same day of each month thereafter.  Any Tranche II Term Loans and Tranche III Term Loans that are outstanding on the Tranche II/Tranche III Interest-Only End Date shall be payable in equal monthly installments of principal, plus all accrued interest, beginning on the date that is one month immediately following the Tranche II/Tranche III Interest-Only End Date, and continuing on the same day of each month thereafter through the Tranche II/Tranche III Term Loan Maturity Date, at which time all amounts due in connection with the Tranche II Term Loans and Tranche III Term Loans and any other amounts due under this Agreement shall be immediately due and payable.  Tranche II Term Loans and Tranche III Term Loans, once repaid, may not be reborrowed.  Borrower may prepay any Tranche II Term Loan or Tranche III Term Loan at any time without penalty or premium.

6)                                     Section 6.10 of the Agreement is hereby amended and restated, as follows:

6.10                        Financial and Milestone Covenants.  Borrower shall maintain and achieve the following financial and milestone covenants:

(a)                                 Minimum Cash at Bank.  Borrower shall at all times maintain a balance of Cash at Bank of at least $8,000,000, monitored on a daily basis.

(b)                                 Clinical Milestone.  Borrower shall not have observed any materially adverse data from Borrower’s LIQ861 Phase 3 study as of December 31, 2018.

(c)                                  Setting of Future Covenants.  Bank shall set one or more financial or milestone covenants following Borrower’s achievement of the covenant in Section 6.10(b) above, and such covenant(s) shall be added to this Agreement through an amendment.

7)                                     The following defined term is hereby added in Exhibit A to the Agreement, as follows:

“Tranche II/Tranche III Interest-Only End Date” means July 12, 2018.

8)                                     The following defined terms in Exhibit A to the Agreement are hereby amended and restated, as follows:

“Credit Card Maturity Date” means September 30, 2018.

“Tranche I Interest-Only End Date” means July 6, 2018.

9)                                     Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement.  The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects.  Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.  Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

10)                              Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment.

11)                              This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

12)                              As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

a)                                     this Amendment, duly executed by Borrower;

b)                                     payment of a $5,000 facility fee, which may be debited from any of Borrower’s accounts;

c)                                      payment of all Bank Expenses, including Bank’s expenses for the documentation of this Amendment and any related documents, and any UCC, good standing or intellectual property search or filing fees, which may be debited from any of Borrower’s accounts; and

d)                                     such other documents and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

LIQUIDIA TECHNOLOGIES, INC.		PACIFIC WESTERN BANK

By:	/s/ Timothy Albury	By:	/s/ Lan Zhu
Name:	Timothy Albury	Name:	Lan Zhu
Title:	Chief Accounting Officer	Title:	Vice President

[Signature Page to Ninth Amendment to Loan and Security Agreement]